MBF Healthcare Acquisition Corp.

CHS Critical Homecare Solutions

MBH Management Team and Sponsor

Mike B. Fernandez **Chairman & CEO** **30+ years experience in healthcare operations**	• Chairman and Managing Director, MBF Healthcare Partners • Founder, CEO, CAC-Florida Medical Centers, CarePlus Health Plans, PrescribIT Rx (sold to Humana) • Founder, CEO, Physicians Healthcare Plans (sold to AMERIGROUP) • Founder, Majority Owner, Healthcare Atlantic and Hospitalists of America • EVP, Ramsay-HMO (sold to United HealthCare) • Board member, Pediatrix Medical Group, Hospitalists of America, Medical Specialties Distributors, Healthcare Atlantic, Navarro Discount Pharmacies
Jorge L. Rico **SVP & COO** **20+ years experience in healthcare operations**	• Managing Director, MBF Healthcare Partners • Division President, Psychiatric Solutions • EVP, COO, Ramsay Youth Services (sold to Psychiatric Solutions) • EVP, Ramsay-HMO (sold to United HealthCare) • Board member, Hospitalists of America, Medical Specialties Distributors, Navarro Discount Pharmacies
Marcio C. Cabrera **SVP & CFO** **14+ years experience in healthcare finance**	• Managing Director, MBF Healthcare Partners • Division CFO, Psychiatric Solutions • EVP, CFO, Treasurer, Ramsay Youth Services (sold to Psychiatric Solutions) • EVP, CFO, Ramsay-HMO (sold to United HealthCare) • Board member, Hospitalists of America, Medical Specialties Distributors, Healthcare Atlantic, Navarro Discount Pharmacies

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MBH - Entrepreneurial Management and Sponsor A track record of success Healthcare Acquisition Corp. IRR Categories 0-50% 0 50-100% 2 100-150% 2 150%+ 1 Average IRR: 133% Company CPHP PHP Holdings Physicians Healthcare Plans CBAI Healthcare Atlantic Date of Disposition or Sale Pre-Tax IRR 69% Not Applicable February 16, 2005 February 16, 2005 December 31, 2002 December 31, 1990 146% 248% 139% 68% Note: Management's past track record of success in the healthcare industry does not guarantee the future operating results of MBF Healthcare Acquisition Corp.